Exhibit 99.2

HighPeak Energy, Inc.

Condensed Consolidated Balance Sheets

	June 30, 2020	December 31, 2019
	(unaudited)
ASSETS
Cash	$-	$-
TOTAL ASSETS	$-	$-

LIABILITIES AND STOCKHOLDER'S EQUITY
Total liabilities	$-	$-
Stockholder's equity:
Common stock, $0.0001 par value; 10,000 shares authorized, issued and outstanding	1	1
Stock subscription receivable from Pure Acquisition Corp.	-	(1)
Additional paid-in capital	41,788	12,276
Accumulated deficit	(41,789)	(12,276)
Total stockholder's equity	-	-
TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY	$-	$-

The accompanying notes are an integral part of these condensed consolidated financial statements.

HighPeak Energy, Inc.

Condensed Consolidated Statements of Operations

(unaudited)

	For the Three Months Ended June 30,	For the Six Months Ended June 30,
	2020	2020

Revenues	$-	$-

Operating expenses:
General expenses	29,288	29,513
Total operating expense	29,288	29,513
Net loss	$(29,288)	$(29,513)

Weighted average common shares outstanding	10,000	10,000

Basic and diluted net loss per common share	$(2.93)	$(2.95)

 The accompanying notes are an integral part of these condensed consolidated financial statements.

HighPeak Energy, Inc.

Condensed Consolidated Statements of Changes in Stockholder’s Equity

For the Six Months Ended June 30, 2020

(unaudited)

	Common Stock		Additional Paid-in	Accumulated	Stockholder's
	Shares	Amount	Capital	Deficit	Equity

Balances, December 31, 2019	10,000	$-	$12,276	$(12,276)	$-
Net loss				(225)	(225)
Expense forgiveness from Parent			225		225
Balances, March 31, 2020	10,000	$-	$12,501	$(12,501)	$-
Net loss				(29,288)	(29,288)
Satisfaction of stock subscription receivable		1			1
Expense forgiveness from Parent			29,287		29,287
Balances, June 30, 2020	10,000	$1	$41,788	$(41,789)	$-

The accompanying notes are an integral part of these condensed consolidated financial statements.

HighPeak Energy, Inc.

Condensed Consolidated Statement of Cash Flows

(unaudited)

For the Six Months Ended June 30,
2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(29,513)
Adjustments to reconcile net loss to net cash used in operating activities:
Expense paid by stockholder	29,513
Net cash used in operating activities	-

NET CHANGE IN CASH	-
Cash, beginning of period	-
Cash, end of period	$-

Supplemental disclosure of financing activities:
Non-cash equity contribution	$29,513
Non-cash satisfaction of stock subscription receivable from Parent	$1

The accompanying notes are an integral part of these condensed consolidated financial statements.

HighPeak Energy, Inc.

Notes to Condensed Consolidated Financial Statements

June 30, 2020

Note 1 – Description of Organization and Business Operations

Business Operations

HighPeak Energy, Inc. (the "Company'') is a Delaware corporation formed as a wholly owned subsidiary of Pure Acquisition Corp. (the “Parent”) on October 29, 2019 (“Inception”). The Company has adopted a fiscal year-end of December 31. The Company has the authority to issue 10,000 shares of common stock with a par value of $0.0001 per share. The Company was formed to be the surviving company of the Parent in connection with a business combination between the Parent and a target company that closed on August 21, 2020 (see Note 5). The Company has no prior operating activities. In 2019, the Company created a new wholly owned subsidiary, Pure Acquisition Merger Sub, Inc., a Delaware corporation.

Going Concern

The Company is a wholly owned subsidiary of the Parent.  The Parent had until August 21, 2020 to complete its initial business combination. If the Parent was unable to complete the initial business combination by August 21, 2020, the Parent was required to cease all operations and dissolve and liquidate under Delaware law.

The accompanying condensed consolidated financial statements have been prepared assuming that the Company will continue as a going concern.  The Parent completed its initial business combination on August 21, 2020 (see Note 5) and therefore the condensed consolidated financial statements do not include any adjustments related to a going concern.

COVID-19

The Company is currently evaluating the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position and/or its results of operations, the specific impact is not readily determinable as of the date of these condensed consolidated financial statements.  The condensed consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 2 - Significant Accounting Policies

Principles of Consolidation

The condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiary since their formation. All material intercompany balances and transactions have been eliminated.

Basis of Presentation

These condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP") and pursuant to the accounting and disclosure rules of the Securities and Exchange Commission, and reflect all adjustments, which are, in the opinion of management, necessary for a fair presentation of the financial position as of June 30, 2020.

In preparing the accompanying condensed consolidated financial statements, the Company considered disclosures of events occurring after June 30, 2020, until the issuance of the condensed consolidated financial statements.  Based on this review, subsequent events requiring disclosure are discussed in Note 5.  Also based on this review, the Company did not identify any subsequent events that would have required adjustment in the condensed consolidated financial statements.

Use of estimates

The preparation of the condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Note 2 - Significant Accounting Policies (cont.)

Net Income (Loss) Per Common Share

Net income (loss) per common share is computed by dividing net income by the weighted average number of common shares outstanding for the period.

Income taxes

The Company accounts for income taxes under ASC 740, “Income Taxes” (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of June 30, 2020 or December 31, 2019. The Company is currently not aware of any issues under review that could result in significant payments, accruals, or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

Note 3 – Related Party Transactions

The receivable from the Parent represents an amount of one dollar due for the issuance of 10,000 shares of $0.0001 par value common stock issued to the Parent. Prior to payment by the Parent, this receivable was recorded as a reduction of stockholder’s equity.

During the six months ended June 30, 2020, the Parent paid certain costs on behalf of the Company in the amount of $29,513. These costs were forgiven by the Parent of which $29,512 was deemed to be a contribution to additional paid-in capital, and $1 was recorded as satisfaction of the stock subscription receivable due from the Parent.

Note 4 – Stockholder’s Equity

The receivable from the Parent represents an amount of one dollar due for the issuance of 10,000 shares of $0.0001 par value common stock issued to the Parent. Prior to payment by the Parent, this receivable was recorded as a reduction of stockholder’s equity.

The Company is authorized to issue up to 10,000 shares of common stock with a par value of $0.0001 per share. As of June 30, 2020, and December 31, 2019, all 10,000 shares of authorized common stock were issued and outstanding. Each share has one voting right.

During the six months ended June 30, 2020, the Parent paid certain costs on behalf of the Company in the amount of $29,513. These costs were forgiven by the Parent of which $29,512 was deemed to be a contribution to additional paid-in capital, and $1 was recorded as satisfaction of the stock subscription receivable due from the Parent.

Note 5 – Subsequent Events

On August 21, 2020, the Company closed a business combination through a reverse merger with the Parent and acquired HPK Energy, LP, a Delaware limited partnership (“HPK LP”), whereby the Company issued 92.6 million shares of its common stock in return for approximately $102 million of cash and the oil and gas assets of HPK LP.